Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-170422 on Form N-1A of our report dated January 29, 2025, relating to the financial statements and financial highlights of MainGate MLP Fund (a series of MainGate Trust), which are incorporated by reference. We also consent to the reference to us under the headings “Financial Highlights,” “Financial Statements,” and “Independent Registered Public Accounting Firm” in the Registration Statement.

/s/ BDO USA, P.C.

Memphis, TN
March 27, 2025